                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)



                                                       Years Ended July 31,
                                                  ------------------------------
                                                   1996        1995        1994
                                                  ------      ------      ------
NET INCOME PER COMMON SHARE
Net income......................................  $3,498      $3,677      $2,554
                                                  ======      ======      ======
Weighted average number of common
shares outstanding during the year..............   5,701       5,940       6,152
                                                  ======      ======      ======
Net income per common share.....................  $  .61      $  .62      $  .42
                                                  ======      ======      ======
PRIMARY
Net income......................................  $3,498      $3,677      $2,554
                                                  ======      ======      ======
Weighted average number of common
shares outstanding during the year..............   5,701       5,940       6,152

Add: shares of common stock
equivalents.....................................     249         102          38
                                                  ------      ------      ------
Weighted average number of shares
used in calculation of primary
income per share................................   5,950       6,042       6,190
                                                  ======      ======      ======
Primary income per
common share....................................  $  .59      $  .61      $  .41
                                                  ======      ======      ======
FULLY DILUTED
Net income......................................  $3,498      $3,677      $2,554
                                                  ======      ======      ======
Weighted average number of common
shares outstanding as adjusted above............   5,950       6,042       6,190

Add: incremental shares of common
stock equivalents...............................      18          20           9
                                                  ------      ------      ------
Weighted average number of shares
used in calculation of fully
diluted income per share........................   5,968       6,062       6,199
                                                  ======      ======      ======
Fully diluted income per
common share....................................  $  .59      $  .61      $  .41
                                                  ======      ======      ======